================================================================================






                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              ___________________

                                    FORM 8-K

                                 Current Report

               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  May 13, 2004
                Date of Report (Date of earliest event reported)

                               TRIMAS CORPORATION

             (Exact name of registrant as specified in its charter)

             Delaware                    333-100351              38-2687639
  (State or other jurisdiction of       (Commission          (I.R.S. Employer
  incorporation or organization)         file number)        Identification No.)

                          39400 Woodward Ave., Ste. 130
                           Bloomfield Hills, MI 48304
                    (Address of principal executive offices)

                                 (248) 631-5450

                    (Registrant's telephone number, including
                                   area code)
                                 Not Applicable
          (Former name or former address, if changed since last report)






================================================================================

Item 7.  Exhibits.

         (c) Exhibits. The following exhibit is filed herewith:

Exhibit No.     Description
-----------     -----------

99.1            Press Release.

99.2 TriMas Corporation (the "Company") visual presentation titled "First Quarter 2004 Review," available at http://www.trimascorp.com


Item 12.  Results of Operations and Financial Condition.

The Company's only public securityholders are holders of its 9 7/8% senior subordinated notes due 2012. The Company held a teleconference on May 13, 2004 reporting its financial results for the first quarter for the fiscal year 2004. The Company issued a press release containing information reported on the teleconference. Audio replay of the teleconference and a copy of the visual presentation that was used for the teleconference is currently accessible at www.trimascorp.com.

The information in the visual presentation located on the Company's website, is attached as Exhibit 99.2 and is incorporated by reference into this Item 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated:  May 19, 2004

TRIMAS CORPORATION


                                      By:    /s/ Benson K. Woo
                                             --------------------------------
                                             Name:      Benson K. Woo
                                             Title:     Chief Financial Officer

EXHIBIT INDEX




Exhibit 99.1      Press Release

Exhibit 99.2      Presentation Materials

Exhibit 99.1

                  For more information, contact:

                                                    Benson Woo
                                                    Chief Financial Officer
                                                    TriMas Corporation
                                                    248-631-5453


MEDIA RELEASE
For Immediate Release


  TRIMAS CORPORATION REPORTS SALES UP 20% AND STRONG EARNINGS IN FIRST QUARTER


BLOOMFIELD HILLS, Mich. - May 13, 2004 - TriMas Corporation today announced its financial results for the three months ended March 31, 2004. Compared to the prior year first quarter period, sales increased 19.7%, operating profit improved 22.1%, and net income was $2.5 million versus a $7.0 million loss. Diluted earnings per share were $0.13 versus a loss per share of $0.35 in the first quarter of 2003.

First Quarter Highlights

o The Company's net sales increased 19.7% from $218.0 million to $260.9 million.

o Operating profit increased $3.8 million, or 22.1%, to $20.9 million and approximated 8.0% of net sales.

o The Company earned net income for the quarter of $2.5 million, or $0.13 per share, compared to a net loss of $7.0 million, or $0.35 per share, a year ago.

o The Company completed the acquisition of Theodore Bargman Company ("Bargman") in January 2004.

"We are encouraged that our momentum from late 2003 has carried forward into 2004. Improving business conditions, new products, and the execution of performance initiatives helped to achieve a solid quarter for all of our business segments. We are enjoying the benefits of our operating leverage as revenue increases across the Company," said Grant Beard, President and Chief Executive Officer.

First Quarter Financial Summary
(In millions, except per share amounts and percentages)
------------------------------------------ ------------------------------------------------------
                                                           For the Quarter Ended
------------------------------------------ ------------------- ------------------- --------------
                                             March 31, 2004      March 30, 2003    % Change
------------------------------------------ ------------------- ------------------- --------------
Sales                                                 $ 260.9              $218.0          19.7%
------------------------------------------ ------------------- ------------------- --------------
Gross profit                                             64.6                55.5          16.4%
------------------------------------------ ------------------- ------------------- --------------
Operating profit                                         20.9                17.1          22.1%
------------------------------------------ ------------------- ------------------- --------------
Net income (loss)                                       $ 2.5             $ (7.0)       N/A
------------------------------------------ ------------------- ------------------- --------------
Earnings (loss) per share                              $ 0.13            $ (0.35)       N/A
------------------------------------------ ------------------- ------------------- --------------

------------------------------------------ ------------------- ------------------- --------------
Other Data
------------------------------------------ ------------------- ------------------- --------------

------------------------------------------ ------------------- ------------------- --------------
 - Operating profit                                    $ 20.9              $ 17.1          22.1%
------------------------------------------ ------------------- ------------------- --------------
 - Depreciation and amortization                         10.2                11.1         (8.1%)
------------------------------------------ ------------------- ------------------- --------------
 - Legacy stock award expense                               -                 1.3       N/A
------------------------------------------ ------------------- ------------------- --------------
 - Adjusted EBITDA                                     $ 31.1              $ 29.5           5.5%
------------------------------------------ ------------------- ------------------- --------------

------------------------------------------ ------------------- ------------------- --------------
 - Cash flows from operating activities                $ 21.6              $ 47.8        (54.8%)
------------------------------------------ ------------------- ------------------- --------------


Adjusted EBITDA results for the First Quarter 2004 compared to First Quarter 2003 reflect incremental lease expense of $2.5 million related to financing activities and incremental non-recurring charges of $3.8 million related to restructuring and integration activities.

In addition, the Company experienced approximately $3.6 million in net unrecovered steel surcharges from suppliers during the quarter, of which an estimated $1.2 million impacted earnings. The Company has aggressively implemented cost pass-throughs on steel surcharges and anticipates recovery of substantially all additional surcharges forecasted for the remainder of the year.

Segment Results
Cequent Transportation Accessories Group
Cequent's first quarter sales of $129.5 million represented an improvement of 30.9% compared to the prior year. Cequent experienced strong demand across all of its business units reflecting the benefit of recent acquisitions and solid organic growth due to improved consumer demand and overall economic conditions. In particular, Cequent's Towing Products business capitalized on increased demand through improved order fill rates and delivery performance at its Goshen, IN manufacturing operations. This contributed to a 310 basis point improvement in Cequent's operating margin to 11.3% as operating profit increased to $14.6 million from $8.1 million a year ago.

Rieke Packaging Systems Group
Rieke's sales of $30.4 million were approximately flat compared to year ago levels. Operating profit decreased to $6.0 million from $7.6 million, due primarily to costs associated with the start-up of its new Hangzhou, China manufacturing facility, and the launch of eight new products. Rieke expects to realize growing sales from these first quarter product launches during the balance of the year.

Fastening Systems Group
Sales of the Fastening Systems Group increased $3.7 million to $38.7 million, an increase of 10.6% from $35.0 million in 2003. The sales improvement was due to increased demand for both aerospace fasteners and large diameter bolts used in the heavy truck, construction and agricultural industries. However, the group reported an overall operating loss for the quarter of $1.6 million, a decrease of $2.8 million from the $1.2 million operating profit in the first quarter of 2003, due primarily to non-recurring closure costs resulting from the consolidation of its Lakewood, OH plant into remaining facilities in Frankfort, IN and Wood Dale, IL. The Fastening Systems Group's restructuring activities are expected to be completed this year.

Industrial Specialties Group
Sales of the Industrial Specialties Group increased 15.8% or $8.5 million to $62.3 million as each of the group's six businesses experienced strong demand and higher sales levels. Notably, sales increased at Lamons Gasket due primarily to achieving full run rate levels on a new contract with a major customer, at Norris Cylinder due to improved economic conditions in industrial markets, and at Compac due primarily to higher sales of asphalt-coated products. The group's operating profit increased 25.1%, or $1.5 million to $7.7 million, due in part to overall higher sales and increased operating efficiencies as a result of branch consolidation activities at Lamons and productivity improvements within Compac. Compac continues to increase its presence in the residential facings market, and is on schedule to complete the move to its new Hackettstown, NJ plant by the end of 2004.

Financial Position
TriMas ended the first quarter with total assets of $1,510.1 million, debt of $734.6 million, and $56.9 million outstanding under its receivables securitization facility. The increase in amounts outstanding under our credit facilities from year-end 2003 is primarily due to increased working capital requirements to support higher sales levels, particularly at Cequent during the spring selling season, increased capital spending compared to the prior year's quarter and the acquisition of Bargman. Net cash from operating activities was $21.6 million compared to $47.8 million a year ago, with the decrease due principally to the aforementioned increase in working capital requirements.

Bargman Acquisition
In January 2004, TriMas completed the acquisition of Bargman, a leading manufacturer of lighting products based in Albion, IN, with 2003 sales of approximately $12.8 million.

Conference Call
TriMas will broadcast its first quarter earnings conference call on Thursday, May 13, 2004 at 4:30 p.m. EDT. President and Chief Executive Officer Grant Beard and Chief Financial Officer Benson Woo will discuss the Company's recent financial performance and respond to questions from the investment community.

To participate by phone, please dial: (800) 213-1351. Callers should ask to be connected to the TriMas first quarter conference call.

If you are unable to participate during the live teleconference, a replay of the conference call will be available beginning May 13th at 7:30 p.m. EDT through May 20th at 7:30 p.m. EDT. To access the replay, please dial: (800) 633-8284 and use reservation number 21195182.

A Note on Adjusted EBITDA
The Company defines Adjusted EBITDA as operating profit before depreciation, amortization, goodwill impairment, and legacy stock award expense. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. Management uses this non-GAAP financial measure as an internal operating metric. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies.

Cautionary Notice Regarding Forward-Looking Statements
This news release contains "forward-looking" statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. Forward-looking statements include certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with TriMas' outlook concerning future results. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," or future or conditional verbs, such as "will," "should," "could," or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will be achieved. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this release. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this release include general economic conditions in the markets in which we operate and industry-based factors such as: technological developments that could competitively disadvantage us, increases in our raw material, energy, and healthcare costs, our dependence on key individuals and relationships, exposure to product liability and warranty claims, compliance with environmental, and other regulations, and competition within our industries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this release such as our substantial leverage, limitations imposed by our debt instruments, our ability to success-fully pursue our stated growth strategies and opportunities, including our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses including actions we have identified as providing cost-saving opportunities.

[OBJECT OMITTED]

[OBJECT OMITTED]

                               TRIMAS CORPORATION
               Company and Business Segment Financial Information
                                  (in millions)

                               Three Months Ended
                        March 31, 2004 and March 30, 2003

            ------------------------------------------------------ -------------- ---- --------------
                                                                       2004                2003
            ------------------------------------------------------ -------------- ---- --------------
            Cequent Transportation Accessories
            ------------------------------------------------------ -------------- ---- --------------
                Net sales                                          $  129.5             $    98.9
            ------------------------------------------------------ -------------- ---- --------------
                Operating income                                   $   14.6             $     8.1
            ------------------------------------------------------ -------------- ---- --------------
            Rieke Packaging Systems
            ------------------------------------------------------ -------------- ---- --------------
                Net sales                                          $   30.4             $    30.3
            ------------------------------------------------------ -------------- ---- --------------
                Operating income                                   $    6.0             $     7.6
            ------------------------------------------------------ -------------- ---- --------------
            Fastening Systems
            ------------------------------------------------------ -------------- ---- --------------
                Net sales                                          $   38.7             $    35.0
            ------------------------------------------------------ -------------- ---- --------------
                Operating income (loss)                            $   (1.6)            $     1.2
            ------------------------------------------------------ -------------- ---- --------------
            Industrial Specialties Group
            ------------------------------------------------------ -------------- ---- --------------
                Net sales                                          $   62.3             $    53.8
            ------------------------------------------------------ -------------- ---- --------------
                Operating income                                   $    7.7             $     6.2
            ------------------------------------------------------ -------------- ---- --------------
            Total Company
            ------------------------------------------------------ -------------- ---- --------------
                Net sales                                          $  260.9             $   218.0
            ------------------------------------------------------ -------------- ---- --------------
                Operating income (including Corporate office)      $   20.9             $    17.1
            ------------------------------------------------------ -------------- ---- --------------
                Adjusted EBITDA                                    $   31.1             $    29.5
            ------------------------------------------------------ -------------- ---- --------------



About TriMas

     Headquartered in Bloomfield Hills, Mich., TriMas is a diversified growth company of high-end, specialty niche businesses manufacturing a variety of products for commercial, industrial and consumer markets worldwide. TriMas is organized into four strategic business groups: Cequent Transportation Accessories, Rieke Packaging Systems, Fastening Systems, and Industrial Specialties. TriMas has nearly 5,000 employees at 80 different facilities in 10 countries. For more information, visit .





Exhibit 99.2

[TriMas Corporation Logo]
A Heartland Industrial Partners' Company
First Quarter 2004 Review Conference Call
May 13, 2004

[Cover Page]

Safe Harbor Statement:

This document contains "forward-looking" statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. Forward-looking statements include certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with TriMas' outlook concerning future results. The words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," or future or conditional verbs, such as "will," "should," "could," or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will be achieved. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this release. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this release include general economic conditions in the markets in which we operate and industry-based factors such as: technological developments that could competitively disadvantage us, increases in our raw material, energy, and healthcare costs, our dependence on key individuals and relationships, exposure to product liability and warranty claims, compliance with environmental, and other regulations, and competition within our industries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this release such as our substantial leverage, limitations imposed by our debt instruments, our ability to successfully pursue our stated growth strategies and opportunities, including our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses including actions we have identified as providing cost-saving opportunities.

[Page 1]
Agenda

     o    2004 First Quarter Financial Highlights

     o    2004 First Quarter Operating Highlights

     o    2004 First Quarter Financial Performance

     o    TriMas Capitalization

     o    2004 Key Performance Drivers

     o    Q&A

     o    Appendix

[Page 2]

2004 First Quarter Financial Highlights

     o TriMas had sales of $260.9 million, representing an increase of $42.9 million or 19.7% over the prior year's period.

     o First quarter net income was $2.5 million, or $0.13 per share, representing a significant improvement over 2003 first quarter results that reflect a net loss of $7.0 million, or a loss of $0.35 per share.

     o    Operating profit increased by $3.8 million or 22.1%, to $20.9 million.

     o Recurring EBITDA increased $5.4 million to $38.6 million, or 16.3% compared to prior year period.

     o Adjusted EBITDA increased $1.6 million to $31.1 million, or 5.5% compared to a year ago.

     o TriMas ended the first quarter with $734.6 million of debt and borrowings on its receivables securitization facility of $56.9 million, reflecting the Company's sales growth and investment in working capital. The Company's bank LTM EBITDA was $153.4 million which supports our lending ratios:

     o The Company's leverage ratio was 5.16x vs. the leverage covenant of 5.50x.

     o The interest coverage ratio was 2.47x vs. the interest coverage covenant of 2.25x.

     o    TriMas had $6.9 million in cash and cash equivalents at quarter end.

[Page 3]

2004 First Quarter Operating Highlights
During the first quarter, TriMas realized the benefits of several significant strategic initiatives which, when combined with overall macroeconomic improvements, resulted in strong first quarter performance for all of our business segments.

     o    TriMas Corporation Overall

          o Filed an S-1 registration statement with the SEC in connection with a possible IPO.

          o Experienced approximately $3.6 million in net unrecovered steel surcharges from suppliers during first quarter, of which $1.2 million flowed through earnings. We have aggressively implemented cost pass- throughs on steel surcharges and anticipate recovery of almost all additional surcharges for the remainder of the year.

     o    Cequent Transportation Accessories

          o Net sales for the quarter improved to $129.5 million, a 30.9% increase from the prior year, reflecting the benefit of the HammerBlow, Highland and Bargman acquisitions and solid organic growth between years.

          o Operating profit improved to $14.6 million, an increase of 79.5%, while Segment EBITDA was $21.2 million, an increase of 32.7% compared to the prior year.

          o Cequent experienced solid order activity throughout the quarter and order backlogs continue to be strong across all market channels. The outlook remains generally positive for the summer selling season.

          o Operational and order fill performance at our Goshen, IN facility has stabilized and has significantly improved over historical levels.

          o Cequent opened its new distribution center in South Bend, IN to further consolidate distribution activities, eliminate excess inventory and better serve our specialty and big-box retail customers.

          o Cequent is also finalizing integration of its distribution system in Canada, announced closure of the Oakville, Ontario production facility, and is nearing completion of the Wausau, WI plant closure. [Page 4]

2004 First Quarter Operating Highlights

     o    Rieke Packaging Systems

          o Net sales for the quarter were $30.4 million and approximately flat compared to the prior year.

          o Segment EBITDA was $10.6 million, an improvement of 6.1% compared to the prior year.

          o Operating income declined to $6.0 million from $7.6 million primarily as a result of start-up costs at Rieke's new Hangzhou, China, manufacturing facility, as well as new product launch costs.

          o Order activity for Rieke's core industrial closure products strengthened throughout the quarter.

          o The Hangzhou, China facility shipped its first product in February. o Rieke began shipping eight new products in the quarter, and we expect to enjoy sales from these and additional new products that will be launched over the remainder of the year.

     o    Fastening Systems

          o Net sales for the quarter were $38.7 million, an increase of 10.6% compared to the prior year.

          o Improved demand for aerospace fasteners resulted in a 21.2%increase in year-over-year first quarter sales at Monogram.

          o The group also benefited from a 9.4% sales increase in our industrial fastener products as end users in the heavy truck, construction and agricultural industries began to experience demand expansion.

          o Segment EBITDA was $5.0 million an improvement of 20.1% compared to the prior year.

          o The group had an operating loss of $1.6 million due primarily to closure related costs resulting from the consolidation of its the Lakewood, OH plant into remaining facilities in Frankfort, IN and Wood Dale, IL.

          o Fastening Systems is on target to complete the closure of the Lakewood, OH facility in early third quarter.

[Page 5]

2004 First Quarter Operating Highlights

     o    Industrial Specialties

          o Net sales for the quarter were $62.3 million, an increase of 15.8% over the prior year first quarter.

          o Sales increased at Lamons Gasket due to achieving full run rate levels on a new contract with a major customer, at Norris Cylinder due to improved economic conditions in end industrial markets for its products, and at Compac due primarily to higher sales of asphalt-coated products.

          o Operating profit was $7.7 million, an increase of 25.0%, compared to the year ago quarter, reflecting the benefits of improved sales and higher operating leverage.

          o We continue to experience strong order activity across the entire group as a result of several new product initiatives.

          o Compac is on target to complete the move to its new Hackettstown, NJ facility by the end of 2004.

[Page 6]

2004 First Quarter Financial Performance ($ in millions)

----------------------- ------------------------------------------------ -----------------------------------------------
                        Q1 2004 versus Q1 2003                           LTM Ended 3/31/04 vs. 3/30/03
----------------------- ------------------------------------------------ -----------------------------------------------
Net Sales               Q1 2004         Q1 2003         Variance         3/31/2004       3/30/2003       Variance
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Cequent                 $129.5          $98.9           30.9%            $458.0          $305.9          49.7%
Transportation
Accessories
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Rieke Packaging         $30.4           $30.3           0.3%             $119.2          $112.7          5.8%
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Fastening Systems       $38.7           $35.0           10.6%            $144.7          $146.4          1.2%
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Industrial Specialties  $62.3           $53.8           15.8%            $226.4          $208.1          8.8%
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Total Net Sales         $260.9          $218.0          19.7%            $948.3          $773.1          22.7%
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Adjusted EBITDA
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Cequent                 $21.2           $16.0           32.7%            $77.0           $50.2           53.4%
Transportation
Accessories
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Rieke Packaging         $10.6           $10.0           6.1%             $41.2           $37.0           11.4%
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Fastening Systems       $5.0            $4.1            20.1%            $22.6           $20.0           13.0%
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Industrial Specialties  $11.4           $8.9            27.8%            $39.5           $34.9           13.2%
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Total Segment EBITDA    $48.2           $39.0           23.4%            $180.3          $142.1          26.9%
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
% Margin                18.5%           17.9%           0.6%             19.0%           18.4%           0.6%
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Corporate Expense       $(4.7)          $(3.4)          36.4%            $(16.3)         $(11.3)         44.2%
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Lease Expense           $(3.9)          $(1.4)          N/A              $(14.2)         $(3.3)          N/A
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Heartland Management    ($1.0)          $(1.0)          N/A              $(4.0)          $(3.2)          N/A
Fee
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Total Company           $38.6           $33.2           16.3%            $145.8          $124.3          17.3%
Recurring  EBITDA
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
% Margin                14.8%           15.2%           0.4%             15.4%           16.1%           0.7%
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Non-recurring charges   $(7.5)          $(3.7)          103.8%           $(28.1)         $(18.4)         52.7%
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Total Company           $31.1           $29.5           5.5%             $117.1          $105.9          11.1%
Adjusted EBITDA
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Memo Items:
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------
Legacy Stock Award      $0.0            $(1.3)          $1.3             $(3.6)          $(4.8)          1.2%
Expense
----------------------- --------------- --------------- ---------------- --------------- --------------- ---------------



(1) The Company has established Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") as an indicator of our operating performance and as a measure of our cash generating capabilities. The Company defines "Adjusted EBITDA" as operating profit plus depreciation, amortization, impairment of goodwill, and legacy stock award expense.

(2) Lease expense is included in Adjusted EBITDA and relates to sale leaseback transactions and new operating leases for principal manufacturing facilities and equipment.

(3) Non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration activities.

[Page 7]
2004 First Quarter Financial Performance

     o Total company net sales increased 19.7% between first quarter periods; adjusting for the acquisitions of Bargman, HammerBlow and Highland, we experienced a healthy 11.1% sales growth rate.

     o Cequent's sales improved 30.9%; adjusting for the acquisitions of Bargman, HammerBlow, and Highland, net sales grew a solid 12.0% between first quarter periods.

     o Rieke's sales were flat between years, but we anticipate that order activity of core products and new products being launched will positively impact sales performance in the second half of the year.

     o Fastening Systems net sales increased 10.6% and Industrial Specialties net sales grew 15.8% and we are encouraged by indications of demand expansion in industrial markets.

     o    Operational leverage as top line revenue recovers.

     o We absorbed $3.6 million in net, unrecovered surcharges on steel purchases in Q1 ($1.2mm which have flowed so far through the P&L)

          o Aggressively implemented cost pass-throughs on steel surcharges and anticipate recovery of substantially all further cost surcharges for remainder of 2004.

     o We had non-recurring charges of $7.5 million in the quarter related to:

          o    Plant closure and restructuring activities within Fastening
               Systems;

          o    Ramp-up of Rieke's new manufacturing facility in Hangzhou, China;

          o Consolidation of Compac's operations in our new facility in Hackettstown, NJ;

          o Ramp-up of Cequent's new world-class distribution center in South Bend, IN.

[Page 8]

TriMas Capitalization
First Quarter 2004 Update: (in millions)
TriMas had $6.9 million of cash and cash equivalents at March 31, 2004.
The Credit Agreement leverage ratio was 5.16x Bank LTM EBITDA at March 31, 2004.

------------------------------------------------------------------ ------------------------- -------------------------
                                                                   31-Mar-04                 % of Total
------------------------------------------------------------------ ------------------------- -------------------------
Cash and Cash Equivalents                                                              $6.9
------------------------------------------------------------------ ------------------------- -------------------------
Working Capital Revolver                                                               $7.0                      0.6%
------------------------------------------------------------------ ------------------------- -------------------------
Term Loan B                                                                          $291.1                     25.7%
------------------------------------------------------------------ ------------------------- -------------------------
Other Debt                                                                             $0.4                      0.0%
------------------------------------------------------------------ ------------------------- -------------------------
Subtotal, Senior Secured Debt                                                        $298.5                     26.3%
------------------------------------------------------------------ ------------------------- -------------------------
9.875% Senior Sub Notes due 2012                                                     $436.1                     38.6%
------------------------------------------------------------------ ------------------------- -------------------------
Total Debt                                                                           $743.6                     64.9%
------------------------------------------------------------------ ------------------------- -------------------------
Metaldyne Seller Common Equity                                                       $100.0                      8.9%
------------------------------------------------------------------ ------------------------- -------------------------
Contributed Common Equity                                                            $296.6                     26.2%
------------------------------------------------------------------ ------------------------- -------------------------
Total, Equity (1)                                                                    $396.6                     35.1%
------------------------------------------------------------------ ------------------------- -------------------------
Total Capitalization                                                               $1,131.2                      100%
------------------------------------------------------------------ ------------------------- -------------------------
Memo: A/R Securitization                                                              $56.9
------------------------------------------------------------------ ------------------------- -------------------------
Total Debt + A/R Securitization                                                      $791.5
------------------------------------------------------------------ ------------------------- -------------------------
Key Ratios:
------------------------------------------------------------------ ------------------------- -------------------------
Bank LTM EBITDA                                                                      $153.4
------------------------------------------------------------------ ------------------------- -------------------------
Coverage Ratio                                                                        2.47x
------------------------------------------------------------------ ------------------------- -------------------------
Leverage Ratio                                                                        5.16x
------------------------------------------------------------------ ------------------------- -------------------------


(1) Contributed equity from Metaldyne and Heartland, including $35 million from Heartland for recent acquisitions. [Page 9]

2004 Key Performance Drivers

     o Focus on earnings expansion through completion of integration activities, organic growth initiatives, and debt reduction.

          o Increase operational leverage via incremental productivity improvements

          o Manage steel pricing and supply issues to mitigate impact to operating earnings

     o Evolving focus within TriMas to revenue growth through new product launches and market development vs. integration and restructuring initiatives.

          o Finalize the closure of Fastening Systems' Lakewood, OH facility and the legacy HammerBlow Wausau, WI facility and start-up of Compac's new Hackettstown, NJ facility.

     o Seek to broaden "core" businesses via aggressive product and market development initiatives combined with selective acquisitions.

     o    Continue to expand capabilities internationally.

     o Capitalize on benefits of key strategic initiatives and overall strengthening of the US economy to achieve additional momentum across all four of TriMas' business segments.

[Page 10]

Q&A

[Page 11]

Appendix

[Page 12]

Cash Flow Highlights (in millions) Periods Ended March 31, 2004 and March 30,
2003

----------------------------------------------------------------------------------- --------------- ------------------
                                                                                    2004            2003
----------------------------------------------------------------------------------- --------------- ------------------
Cash provided by operations                                                         $21.6           $47.8
----------------------------------------------------------------------------------- --------------- ------------------
Capital Expenditures                                                                ($14.8)         ($4.7)
----------------------------------------------------------------------------------- --------------- ------------------
Proceeds from sales of fixed assets                                                 $0.2            $42.1
----------------------------------------------------------------------------------- --------------- ------------------
Acquisition of businesses, net of cash acquired                                     ($5.5)          ($200.7)
----------------------------------------------------------------------------------- --------------- ------------------
Cash used for investing activities                                                  ($20.1)         ($163.3)
----------------------------------------------------------------------------------- --------------- ------------------
Proceeds from senior credit facility, net                                           $6.3            $15.0
----------------------------------------------------------------------------------- --------------- ------------------
Payments on notes payable and other                                                 ($7.7)          ($0.3)
----------------------------------------------------------------------------------- --------------- ------------------
Proceeds from sales of common stock, net                                            $0.0            $30.0
----------------------------------------------------------------------------------- --------------- ------------------
Metaldyne financing items, net                                                      $0.0            $1.0
----------------------------------------------------------------------------------- --------------- ------------------
Cash provided by financing activities                                               ($1.4)          $45.7
----------------------------------------------------------------------------------- --------------- ------------------
Change in Cash and Debt including AR Securitization                                 $0.1            ($69.8)
----------------------------------------------------------------------------------- --------------- ------------------


[Page 13]

2004 EBITDA Bridge (in millions)

------------------------------------------------------------ ---------------------------------------------------------
Three Months Ended March 31, 2004                            Three Months Ended March 30, 2003
------------------------------------------------------------ ---------------------------------------------------------
Adjusted EBITDA Bridge                                       Adjusted EBITDA Bridge
------------------------------------------------------------ ---------------------------------------------------------
Operating Profit (1)                                  $20.9  Operating Profit (1)                               $17.1
------------------------------------------ ----------------- ----------------------------------------- ---------------
Depreciation & Amortization                            10.2  Depreciation & Amortization                         11.1
------------------------------------------ ----------------- ----------------------------------------- ---------------
Legacy Stock Expense                                     --  Legacy Stock Expense                                 1.3
------------------------------------------ ----------------- ----------------------------------------- ---------------
Total Adjusted EBITDA                                  31.1  Total Adjusted EBITDA                               29.5
------------------------------------------ ----------------- ----------------------------------------- ---------------
Leases                                                  3.9  Leases                                               1.4
------------------------------------------ ----------------- ----------------------------------------- ---------------
Corporate Expenses                                      4.7  Corporate Expenses                                   3.4
------------------------------------------ ----------------- ----------------------------------------- ---------------
Heartland Mgt. Fees                                     1.0  Heartland Mgt. Fees                                  1.0
------------------------------------------ ----------------- ----------------------------------------- ---------------
Non-Recurring Expenses                                  7.5  Non-Recurring Expenses                               3.7
------------------------------------------ ----------------- ----------------------------------------- ---------------
Segment EBITDA                                        $48.2  Segment EBITDA                                     $39.0
------------------------------------------------------------ ---------------------------------------------------------
Operating Profit by Segment                                  Operating Profit by Segment
------------------------------------------ ----------------- ----------------------------------------- ---------------
Cequent                                               $14.6  Cequent                                             $8.1
------------------------------------------ ----------------- ----------------------------------------- ---------------
Rieke                                                   6.0  Rieke                                                7.6
------------------------------------------ ----------------- ----------------------------------------- ---------------
Fastening Systems                                     (1.6)  Fastening Systems                                    1.2
------------------------------------------ ----------------- ----------------------------------------- ---------------
Industrial Specialties                                  7.7  Industrial Specialties                               6.2
------------------------------------------ ----------------- ----------------------------------------- ---------------
Corporate Expense & Mgt Fees                          (5.8)  Corporate Expense & Mgt Fees                       (4.7)
------------------------------------------ ----------------- ----------------------------------------- ---------------
Legacy Stock                                             --  Legacy Stock                                       (1.3)
------------------------------------------ ----------------- ----------------------------------------- ---------------
Total                                                 $20.9  Total                                              $17.1
------------------------------------------ ----------------- ----------------------------------------- ---------------


[Page 14]

Condensed Balance Sheet ($ in millions)
---------------------------------------------------------------------- ------------------------ ------------------------
                                                                       Mar. 31, 2004            Dec. 31, 2003
---------------------------------------------------------------------- ------------------------ ------------------------

---------------------------------------------------------------------- ------------------------ ------------------------
Assets
---------------------------------------------------------------------- ------------------------ ------------------------
Current Assets
---------------------------------------------------------------------- ------------------------ ------------------------


                                      -14-

---------------------------------------------------------------------- ------------------------ ------------------------
Cash & Cash Equivalents                                                                   $6.9                     $6.8
---------------------------------------------------------------------- ------------------------ ------------------------
Receivables                                                                              108.3                    119.0
---------------------------------------------------------------------- ------------------------ ------------------------
Inventories                                                                              136.6                    124.1
---------------------------------------------------------------------- ------------------------ ------------------------
Deferred Income Taxes                                                                     11.0                     10.9
---------------------------------------------------------------------- ------------------------ ------------------------
Prepaid Expenses and other Current Assets                                                 11.2                      8.4
---------------------------------------------------------------------- ------------------------ ------------------------
Total Current Assets                                                                    $274.0                   $269.2
---------------------------------------------------------------------- ------------------------ ------------------------
Property & Equipment, net                                                                196.9                    187.4
---------------------------------------------------------------------- ------------------------ ------------------------
Goodwill                                                                                 658.0                    658.9
---------------------------------------------------------------------- ------------------------ ------------------------
Other Intangibles                                                                        320.7                    322.7
---------------------------------------------------------------------- ------------------------ ------------------------
Other Assets                                                                              60.5                     61.8
---------------------------------------------------------------------- ------------------------ ------------------------
Total Assets                                                                           1,510.1                  1,500.0
---------------------------------------------------------------------- ------------------------ ------------------------
Liabilities and Shareholder's Equity
---------------------------------------------------------------------- ------------------------ ------------------------
Current Liabilities
---------------------------------------------------------------------- ------------------------ ------------------------
Current Maturities, Long-Term Debt                                                        $3.3                    $10.9
---------------------------------------------------------------------- ------------------------ ------------------------
Accounts Payable                                                                         104.6                    $94.1
---------------------------------------------------------------------- ------------------------ ------------------------
Accrued Liabilities                                                                       75.3                    $75.1
---------------------------------------------------------------------- ------------------------ ------------------------
Due to Metaldyne                                                                           3.6                     $4.4
---------------------------------------------------------------------- ------------------------ ------------------------
Total Current Liabilities                                                               $186.8                   $184.5
---------------------------------------------------------------------- ------------------------ ------------------------
Long-Term Debt                                                                          $731.3                   $725.1
---------------------------------------------------------------------- ------------------------ ------------------------
Deferred Income Taxes                                                                    150.6                    149.0
---------------------------------------------------------------------- ------------------------ ------------------------
Other Long-Term Liabilities                                                               36.6                     37.8
---------------------------------------------------------------------- ------------------------ ------------------------
Due to Metaldyne                                                                           6.5                      6.9
---------------------------------------------------------------------- ------------------------ ------------------------
Total Liabilities                                                                     $1,111.8                 $1,103.3
---------------------------------------------------------------------- ------------------------ ------------------------
Total Shareholders' Equity                                                              $398.3                   $396.7
---------------------------------------------------------------------- ------------------------ ------------------------
Total Liabilities and Shareholders' Equity                                            $1,510.1                 $1,500.0
---------------------------------------------------------------------- ------------------------ ------------------------


[Page 15]


Condensed Statement of Operations (in millions, except per share amounts)
For the Three Months Ended
---------------------------------------------------------------------------------- ---------------- ------------------
                                                                                   March 31, 2004   March 30, 2003
---------------------------------------------------------------------------------- ---------------- ------------------
Net Sales                                                                          $260.9           $218.0
---------------------------------------------------------------------------------- ---------------- ------------------
Cost of sales                                                                      (196.3)          (162.5)
---------------------------------------------------------------------------------- ---------------- ------------------
Gross profit                                                                       64.6             55.5
---------------------------------------------------------------------------------- ---------------- ------------------
Selling, general and administrative expenses                                       (43.7)           (38.4)
---------------------------------------------------------------------------------- ---------------- ------------------
Operating profit                                                                   20.9             17.1
---------------------------------------------------------------------------------- ---------------- ------------------
Other expense, net                                                                 (16.9)           (28.7)
---------------------------------------------------------------------------------- ---------------- ------------------
Income (loss) before income taxes                                                  4.0              (11.6)
---------------------------------------------------------------------------------- ---------------- ------------------
Income taxes                                                                       (1.5)            4.6
---------------------------------------------------------------------------------- ---------------- ------------------
Net income (loss)                                                                  $2.5             $(7.0)
---------------------------------------------------------------------------------- ---------------- ------------------
Basic earnings (loss) per share                                                    $0.13            $(0.35)
---------------------------------------------------------------------------------- ---------------- ------------------
Diluted earnings (loss) per share                                                  $0.13            $(0.35)
---------------------------------------------------------------------------------- ---------------- ------------------
Weighted average common shares - basic                                             20.0             20.1
---------------------------------------------------------------------------------- ---------------- ------------------
Weighted average common shares - diluted                                           20.3             20.1
---------------------------------------------------------------------------------- ---------------- ------------------


[Page 16]



                                      -15-